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                                                                 EXHIBIT 23.1












   INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-66732 and 333-35893 on Form S-8 of our report dated February 17, 1998 appearing in the Annual Report on Form 10-K of National Transaction Network, Inc. for the year ended December 31, 1998.

Deloitte & Touche LLP

Boston, Massachusetts
March 30, 1999